UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2016

MENDOCINO BREWING COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

California

(State or Other Jurisdiction of Incorporation)

0-22524	68-0318293
(Commission File No.)	(IRS Employer Identification Number)

1601 Airport Road, Ukiah, California	95482
(Address of Principal Executive Offices)	(Zip Code)

(707) 463-2087

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Mendocino Brewing Company, Inc. (the “Company”), filed on June 24, 2016 (the “Original Form 8-K”). Following the initial filing of the Original Form 8-K, the Registrant discovered that the wrong item was inadvertently tagged in the submission (Item 2.04 rather than Item 2.03). The Registrant is amending the Original Form 8-K to include the correct item tag. No disclosure was changed as a result of this error.

Item 1.01 Entry into a Material Definitive Agreement

Effective June 20, 2016, Mendocino Brewing Company, Inc., a California corporation (the “Company”), Releta Brewing Company LLC, a Delaware limited liability company (“RBC”, together with the Company, the “Borrowers”) and MB Financial Bank, N.A., successor in interest to Cole Taylor Bank (“Lender”) entered into a Third Amendment (the “Third Amendment”) to the Credit and Security Agreement (as amended, the “Agreement”) dated June 23, 2011, as previously amended on March 29, 2013 and January 21, 2015 (the “Second Amendment”).

The Agreement provides the Borrowers a credit facility, secured by the personal property of the Company and RBC, and the Company’s Ukiah, California facility, among other items of the Borrowers’ property. Prior to the Third Amendment, the credit facility was to mature on June 23, 2016 and consisted of a $2,500,000 revolving facility (the “Revolver”), a $1,934,000 machinery and equipment term loan, a $2,947,000 real estate term loan and a $1,000,000 capital expenditure line of credit.

Borrowers have advised the Lender that they are unable to pay the Obligations (as defined in the Agreement) by the current maturity date of June 23, 2016 and requested that the Lender amend the Credit Agreement to extend the current maturity date. The Third Amendment extends the maturity date of the Credit Agreement from June 23, 2016 to July 23, 2016. The Third Amendment also reduced the Revolver from $2,500,000 to $1,250,000. In connection with the Third Amendment, Borrowers paid a $10,000 non-refundable amendment fee to the Lender, which was charged to the Revolver provided by Lender under the Agreement.

The Third Amendment also confirms the continuance of certain events of default under the Agreement. The Borrowers have previously received notices from the Lender regarding the exercise of rights related to events of default on September 18, 2013, April 18, 2014 and August 18, 2014 (the “Default Notices”), as described in current reports on Form 8-K of the Company filed on September 24, 2013, April 24, 2014 and August 22, 2014, respectively. As previously disclosed in the Company’s current reports on Form 8-K filed on May 3, 2013, September 24, 2013, April 24, 2014, August 22, 2014, January 27, 2015, and June 9, 2015, quarterly reports on Form 10-Q filed on August 14, 2013, November 14, 2013, August 14, 2014, November 11, 2014, May 15, 2015, August 14, 2015, November 16, 2015, and May 16, 2016, and annual reports on Form 10-K filed on March 31, 2014, March 31, 2015 and April 14, 2016 (which are incorporated by reference herein to the extent they refer to the Agreement), the Borrowers have been in default under certain provisions of the Agreement.

The covenants made by the Borrowers pursuant to the Agreement include requirements that the Borrowers maintain certain financial metrics. As stated in the Third Amendment, the Borrowers have continued to be in default on the fixed charge coverage ratio as of the period ending April 30, 2016 and the dates set forth in the Second Amendment. The fixed charge coverage ratio is required to be 1.15 to 1.00. As of March 31, 2016, the fixed charge coverage ratio was -0.20 to 1.00.

The Third Amendment also states that the tangible net worth of the Borrowers has continued to fall short of the required amount as measured through April 30, 2016. The Company calculates the required tangible net worth of the Borrowers to be $6,181,400 as of March 31, 2016 and the actual tangible net worth on such date to be $3,576,900. The Company does not anticipate that the Borrowers will be able to regain compliance with the required fixed charge coverage ratio or the minimum tangible net worth in the near future.

The Lender has not waived the events of default described in the Default Notices or the Third Amendment and has reserved the right to all available rights and remedies. The Lender could declare the full amount owed under the Agreement due and payable at any time for any reason or no reason. As stated in the Second Amendment, the Lender continues to charge a default interest rate equal to two percent (2%) per annum in excess of the interest rate otherwise payable under the Agreement. If the Lender exercises additional remedies, such exercise may have a material adverse effect on the Company’s financial condition and the Company’s ability to continue to operate. If it becomes necessary for the Borrowers to seek additional financing, there is no guarantee that the Borrowers will be able to obtain such financing on terms favorable to the Company or on any terms.

The foregoing is not intended to be a complete description of the Third Amendment and is subject to, and qualified in its entirety by, the full text of the Third Amendment which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1	Third Amendment to Credit and Security Agreement, effective as of June 20, 2016, by and among MB Financial Bank, N.A., successor in interest to Cole Taylor Bank, Mendocino Brewing Company, Inc., a California corporation, and Releta Brewing Company LLC, a Delaware limited liability company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENDOCINO BREWING COMPANY, INC.
(Registrant)

Date: June 24, 2016	/s/ Mahadevan Narayanan
Mahadevan Narayanan
Chief Financial Officer & Corporate Secretary